CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-63943 of The Global Total Return Fund, Inc. of our report dated February 14, 1997, appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the heading "Financial Highlights" in the Prospectus, which is also included in such Registration Statement.




Deloitte & Touche LLP
New York, New York
February 26, 1998